EXHIBIT 99.1

San Jose, CA, August 18th, 2021, Sonasoft Corp. (OTCQB: SSFT) has executed a strategic partnership with Information Visibility Technology (IVT), a pioneer in healthcare information technologies. IVT will be leveraging Sonasoft’s AI engine, SAIBRE, to uncover key business insights and intelligence. “This is a great fit for our new SAIBRE AI engine”, says Mike Khanna, Sonasoft’s CEO. “IVT’s expert domain knowledge combined with SAIBRE brings a new approach, allowing us to rapidly prototype and deploy cost saving solutions to the healthcare space.”

IVT and Sonasoft will initially collaborate on deploying two AI bots to reduce the inflexibility often found in healthcare solutions. These include an inventory management bot for supply and demand forecasting and a dynamic pricing bot to move away from contract pricing, which dominates today’s healthcare industry.

“Our partnership with Sonasoft creates an ideal approach to solving supply chain and distribution issues that are endemic in the industry and exacerbated by the ongoing pandemic”, says Chris Shaw, co-founder at IVT. “Combining our knowledge and experience in healthcare and data analytics will provide deep visibility which will lead to significant cost reductions for our customers in a highly competitive marketplace.”

Notes

1.	Sonasoft was founded in Silicon Valley in 2003. For more information about the company, please visit: https://www.sonasoft.com
2.	Sonasoft SAIBRE is an end-to-end AI platform that can generate, monitor, and maintain autonomous AI bots.
3.	For investor-specific information, please visit: https://www.sonasoft.com/investors/

Investor Contact:

Mike Khanna, CEO Sonasoft Corporation.

Phone: (408) 708-4000

Forward-looking Statements:

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company’s financing plans; (ii) trends affecting the Company’s financial condition or results of operations; (iii) the Company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.